Exhibit 10.12

To: Raiffeisen Bank International AG Beijing Branch
Referring to: the Confirmation Letter of the Contract of Equipments and Goods Mortgage

Whereas:
(1) In accordance with the No. 20110628019980001 Loan Contract of RMB 180 million yuan (RMB 180,000,000 Yuan) and any agreement signed subsequently as supplement, changing, or modification, (hereinafter referred to as “the Loan Contract”) between Raiffeisen Bank International AG Beijing Branch (hereinafter referred to as “Your Bank”) and Handan Hongri Metallurgy Co., Ltd (hereinafter referred to as “Handan Hongri”) on June 28th, 2011, Your Bank agrees to provide a loan to the Handan Hongri.

(2) In accordance with the No. 2011062801998MA0001 “Contract of Equipment Mortgage” and any agreement signed subsequently as supplement, changing, or modification (hereinafter referred to as “the Equipment Mortgage Contract”) between Your Bank and Handan Hongri on June 28th, 2011, Handan Hongri agrees to mortgages the equipment stated in the contract (hereinafter referred to as “the Equipment”, and the list of the Equipment can be found as an appendix of this Confirmation Letter) to Your Bank according to the Equipment Mortgage Contract.

(3) In accordance with the No. 2011062801998MA0002 “Chattel Mortgage Contract” and any agreement signed subsequently as supplement, changing, or modification (hereinafter referred to as “the Chattel Mortgage Contract”, and the Equipment Mortgage Contract and Chattel Mortgage Contract are hereinafter referred to as “the Mortgage Contracts”) among Your Bank, Handan Hongri and Hebei New Wu’an Iron & Steel Group Drying and Melting Co., Ltd.  (refers to Hongrong) on June 28th, 2011, Handan Hongri and Our Corporation agrees to mortgage the existing and anticipated every batch of iron power (iron ore), medium plates and/or other goods confirmed by Your Bank at intervals to Your Bank (hereinafter referred to as “the Goods”). The Goods shall be purchased at intervals and/or processed by Handan Hongri, and transformed to the storages confirmed by Your Bank [including but limited to: (1) No.1 Material Factory, Yuanbao Hill Industrial Industrial District, Guzhen Village, Yetao Zhen, Wu’an City, Hebei Province; (2) Medium Plate Workshop and Products Storage, Yuanbao Hill Industrial Industrial District II, Guzhen Village, Yetao Zhen, Wu’an City, Hebei Province; and (3) other storages confirmed by Your Bank at intervals], all current owned or will be owned fine iron powder, medium plate and all other approved goods at intervals to mortgage to your bank.

(4) In accordance with the “Lease Agreement of Medium Plate (Ⅰ) Building”, “Lease Agreement of Steel Metallurgy (II) Building”, “Lease Agreement of Land Property”, “Supplemental Lease Agreement of Land Property I” and any agreement signed subsequently as supplement, changing, or modification (hereinafter referred to as “the Lease Contracts”) signed between Handan Hongri and Our Corporation on respectively on November 30th, 2007 and November 30th, 2009, October 5th, 2007 and April 6th, 2011. Our Corporation agrees to deliver the leased buildings and land property to Handan Hongri for use; and,

(5) In accordance with the “Lease Agreement of Land Property”, “Supplemental Lease Agreement of Land Property I” and any agreement signed subsequently as supplement, changing, or modification (hereinafter referred to as “the Lease Contracts of Land Property”) signed between Wu’an Hongrong Steel Co., Ltd. (Now namely Hebei New Wu’an Iron & Steel Group Drying and Melting Co., Ltd.) and Our Corporation on November 30th, 2007 and October 5th, 2008 and April 6th, 2011, respectively. Our Corporation agrees to deliver the leased land property to Hongrong Steel for use; and

(6) In accordance with the “Purchase Agreement of Medium Plate Equipment (Ⅰ)”, “Purchase Agreement of Steel Metallurgy Equipment (II)” and any agreement signed subsequently as supplement, changing, or modification between Handan Hongri and Our Corporation on respectively on November 30th, 2007 and November 30th, 2009, Our Corporation agrees to sale the medium plate equipment, steel metallurgy equipment, together with the constructions and attached facilities (hereinafter referred to as “the Medium Plate and Steel Metallurgy Equipment”) to Handan Hongri.

(7) Our company has the Certification of State owned Land Use Permit in accordance with the file No. 083, No. 082, No. 129. No. 486, No. 128 and No. 007 respectively released in 2008, 2009 and 2010 by Wu’an Land and resources Administration.

Based on the above:

1. Our Corporation confirms that we have full acknowledgement of the Loan and Equipment Mortgage and Goods Mortgage stated in the Loan Contract and Mortgage Contracts, and Our Corporation accepts the interests obtained from mortgages of Your Bank according to the provisions of relative laws and the Mortgage Contracts;

2. Our Corporation confirms that the Medium Plate Equipment and Steel Metallurgy Equipment, which are stated in the “Purchase Agreement of Oxygen-Producing Equipment (Ⅰ)”, “Purchase Agreement of Stick Material Equipment (Ⅲ)” and any agreement signed subsequently as supplement, changing, or modification between Handan Hongri and Our Corporation on respectively on November 30th, 2007 and November 30th, 2009, have all been delivered to Handan Hongri and the property rights of all aforesaid equipments have been transferred to Handan Hongri, subsequently Handan Hongri holds the property rights and disposal rights referring to the Medium Plate Equipment and Steel Metallurgy Equipment;

3. Our Corporation confirms that the equipments and goods which are mortgaged to Your Bank according to the Mortgage Contracts do not belong to Our Corporation, even though the aforesaid equipments and goods are located in the buildings and storages of which Our Corporation holds the right of use and ownership in accordance with laws;

4. Our Corporation confirms that the stated user of land (hereinto refers to as Wu’an Yuan Bao Shan Industrial Group 2nd Iron Metallurgy Workshop, Wu’an Yuan Bao Shan Industrial Group 1st Iron Metallurgy Workshop, Wu’an Yuan Bao Shan Industrial Group Steel Co., Ltd., Wu’an Yuan Bao Shan Industrial 1st Brick Workshop and Wu’an Yuan Bao Shan Industrial Group Cement Workshop) regarding to the Lease agreement and Lease of Land Property, are under the same legal entity. Our Corporation holds the right of use and/or ownership of the leased buildings in accordance with laws and leases them to Handan Hongri. Besides the utilization agreed in the Lease Contract, Our Corporation agrees that Handan Hongri may install the equipments, bring out manufacture and operation, and store various raw materials and products for manufacture and operation (including the goods mortgaged to Your Bank) in the leased buildings. Our Corporation knows and agrees that a supervision corporation as a Third Party designated by Your Bank shall control and preserve the Goods on behalf of Your Bank. Without the prior written content of Your Bank, Our Corporation shall not modify or terminate the Lease Contract referring to the leased buildings without authorization, if only there are any funds, obligations and liabilities which are not yet repaid or fulfilled by Handan Hongri and/or Our Corporation according to the contracts;

5. Our company confirms that the Hongrong sublease its land use promit to Handan Hongri, including all contractual use purposes stated in the Lease Agreement of Land Property, in addition, by acknowledging and agreeing the appointed third party by your bank to supervise , control and manage the Goods, our company agrees that Handan Hongri could install facilities and instruments for business operation and establish storage for all kind of raw material and finalized product(including the Mortgaged Goods). Unless there are any outstanding payables or failure to exercise any obligation by Handan Hongri and our company, our company will not change or terminate any Lease Agreement of Land Property without any written consent by your bank.

6. During or at the expiration of the lease term, in case Your Bank consents in advance that Our Corporation can obtain the equipment mortgaged to Your Bank according to the Equipment Mortgage Contract in written form, Our Corporation agrees to defray the price of the equipment thereof to the bank account designated by Your Bank directly;
7. Our Corporation agrees that in case Our Corporation obtains the property right of the equipment when Your Bank enforces the mortgage, or at the expiration of the lease term the borrower assigns the equipment thereof non-gratuitously to Our Corporation with a prior written consent of Your Bank, Our Corporation shall not defray a price under the market price of the equipment evaluated by the relative evaluation organization.

8. When Your Bank enforces the equipment mortgage, provided that the assignee of the equipment can exercise the rights and fulfill the obligations under the Lease Contract, Our Corporation agrees that the assignee thereof can fulfill the aforesaid Lease Contract as the leasee until the expiration of the lease term.
9. Provided that Your Bank enforces the mortgage of the Equipments and/or Goods in accordance with the Loan Contract and Mortgage Contracts, Our Corporation shall do our endeavor to cooperate;

10. Our Corporation agrees that the liquidation of all existing and anticipated debts of Handan Hongri owed to Your Bank shall be prior to the liquidation of any loan which Handan Hongri obtained from Our Corporation directly or indirectly, and/or any rent and/or price arising from the building lease and/or equipment purchase of Handan Hongri. Only when Handan Hongri pays off all the debts owed to Your Bank can the debts owed to Our Corporation be repaid.

11. Without prior written content of Your Bank, no mortgage, pledge, rights and interests of a third party, other security interests or other forms of guarantee can be created or exist on all existing and anticipated income and asset of Our Corporation (especially the existing and anticipated leased buildings in which the Equipments and Goods mortgaged to Your Bank under the Mortgage Contracts are located and all or any income referring to the leased buildings).

Our Corporation agrees to bear the joint and several liabilities referring to any loss of Your Corporation arising from default of the aforesaid confirmation items. Our corporation declares hereon: this Confirmation Letter shall be irrevocable, and shall not be terminated only when Handan Hongri completely fulfills the liabilities and obligations (including but not limited to the repayment and interests) under or referring to the business documents for Your Bank.

This Confirmation Letter shall be governed and interpreted by the laws of People’s Republic of China (hereinafter referred to as “China”, not including the Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan Province with the aim to confirm the purpose of this Confirmation Letter). Referring to any disputes in relation to this Confirmation Letter, any party may file an action with People’s Court of the place where Your Bank is located. The losing party shall defray all the expenses of the prevailing party arising from the case (including but not limited to the litigation cost, attorney fee etc.)

Simultaneously Our Corporation agrees that any notice, requirement, direction or other document sent to Our Corporation by Your Bank shall be deemed arrival in the situations below: (1) Provided that the documents are sent via the special people or express delivery, it is deemed that they arrive on the day after Your Bank delivers them to the special people or express delivery with the address provided by Our Corporation; (2) Provided that via the facsimile, they arrive when receiving the confirmation signals according to the fax number provided by Our Corporation; or (3) Provided that via mail, they arrive on the third bank working day after the delivery in the form of postage prepayment with the address provided by Our Corporation.

Address for Service:        Weiru Liu, Hebei Wu’an Yuanbaoshan Industry Group Co., Ltd.
Guzhen Village, Yetao Town, Wu’an City, Hebei Province
Post Code:      056304
Fax Number:      0310 5919 074
Designated Communication Telephone Number:      0310 5919 498

Hebei Wu’an Yuanbaoshan Industry Group Co., Ltd. (Seal)
Legal Representative or Authorized Signer (Signature):
June 28th, 2011